UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

(a) Effective as of December 31, 2019, Flux Power, Inc. (“Flux”), a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant”), and Cleveland Capital, L.P. (“Cleveland”), holder of the Unsecured Promissory Note issued on July 3, 2019 (“Original Note”), and as amended pursuant to the First Amendment to the Unsecured Promissory Note, dated September 1, 2019 (“Frist Amendment”) and the Second Amendment to the Unsecured Promissory Note, dated December 3, 2019 (“Second Amendment,” and together with the Original Note and the First Amendment, the “Amended Note”), executed the Third Amendment to the Unsecured Promissory Note (“Third Amendment”) which (i) extends the maturity date of the Amended Noted from December 31, 2019 to March 31, 2020, and (ii) capitalized all accrued and unpaid interest to the principal amount as of December 31, 2019.

This summary of Third Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(b) On October 10, 2019, Flux entered into the Second Amended and Restated Credit Facility Agreement (“Credit Facility”) with Esenjay Investments, LLC (“Esenjay”), Cleveland, and other lenders (the “Lenders” or the “Lender”) for a $10,000,000 line of credit (“LOC”) due December 31, 2019.

Effective as of December 31, 2019, Flux and Esenjay, holder of the Amended and Restated Secured Promissory Note issued on March 28, 2019, and as amended on October 10, 2019 (“Esenjay Original Note”), executed the Second Amendment to the Amended and Restated Secured Promissory Note (“Esenjay Amendment,” and together with the Esenjay Original Note, the “Esenjay Note”) which (i) increased the LOC from $10,000,000 to $12,000,0000, (ii) extends the maturity date of the Esenjay Note from December 31, 2019 to June 30, 2020, and (iii) capitalized all accrued and unpaid interest to the principal amount as of December 31, 2019. As an inducement to Esenjay for entering into the Esenjay Amendment, the Registrant granted Esenjay the right to convert, in whole or in parts, all of the outstanding principal amount and accrued and unpaid interest under the Esenjay Note for shares of common stock, $0.001 par value, of the Registrant at the conversion price equal to the purchase price at the next financing of the Registrant of at least $1,000,000 (“Offering”) on or after December 31, 2019 (“Conversion Price”).

Effective as of December 31, 2019, Flux and each of the other Lenders (other than Esenjay) executed the Second Amendment to the Secured Promissory Note (“Lender Amendment”) to amend each of their respective secured promissory note under the Credit Facility (“Lender Note”) to (i) increase the LOC from $10,000,000 to $12,000,0000, (ii) extend the maturity date of the Lender Note from December 31, 2019 to June 30, 2020, and (iii) capitalize all accrued and unpaid interest to the principal amount as of December 31, 2019. As an inducement to Lenders for entering into the Lender Amendment, the Registrant granted each lender the right to convert, in whole or in parts, all of the outstanding principal amount and accrued and unpaid interest under their respective Lender Note for shares of common stock, $0.001 par value, of the Registrant at the Conversion Price.

Esenjay is a major stockholder of the Registrant (beneficially owning approximately 61.4% of the outstanding common stock of the Registrant as of December 31, 2019). Michael Johnson, a current member of the Registrant’s board of directors, is a director and beneficial owner of Esenjay.

This summary of Esenjay Amendment and Lender Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the Esenjay Amendment and Lender Amendment, a copy of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01(b) of this Current Report on Form 8-K, which is incorporated herein by reference, on December 31, 2019, the Registrant granted a right to each of the Lenders to convert their respective promissory note under the Credit Facility into shares of the Registrant’s common stock at the Conversion Price at any time after the close of the Offering and on or before the maturity date.

The Lenders made representations to the Registrant that they met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (“Securities Act”), and the Registrant relied on such representations. The offer and sale of the conversion right and underlying securities were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the conversion right and underlying securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Third Amendment to the Unsecured Promissory Note - Cleveland Capital, L.P.
10.2	Second Amendment to the Amended and Restated Secured Promissory Note – Esenjay Investments, LLC
10.3	Form of Second Amendment to the Secured Promissory Note - Lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: January 3, 2020

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